Exhibit 99.1

Contact:	Joe Schierhorn, President, CEO, and COO
(907) 261-3308
Jed Ballard, Chief Financial Officer
(907) 261-3539

NEWS RELEASE

Northrim BanCorp Second Quarter 2018 Net Income Grows 62% to $5.8 Million, or $0.84 per Diluted Share, Reflecting Net Interest Margin Expansion and Lower Tax Rates

ANCHORAGE, Alaska - July 30, 2018 - Northrim BanCorp, Inc. (NASDAQ:NRIM) (“Northrim” or the "Company") today reported profits grew 62% to $5.8 million, or $0.84 per diluted share, in the second quarter of 2018 compared to $3.6 million, or $0.51 per diluted share, in the second quarter of 2017, and increased 44% from $4.1 million, or $0.58 per diluted share in the first quarter of 2018. Rising short-term interest rates contributed to profitability with net interest margin ("NIM") expanding to 4.50% and on a tax equivalent basis* ("NIMTE") expanding to 4.56%, as short-term investments repriced or matured and were reinvested at higher interest rates during the second quarter. In addition, earnings reflect a benefit from lower tax rates effective for 2018. Pretax, pre-provision profits increased 22% to $6.7 million in the second quarter of 2018 from $5.5 million in the second quarter a year ago and grew 36% from $4.9 million in the preceding quarter.

Earnings for the first six months of 2018 increased 33% to $9.9 million, or $1.42 per diluted share, compared to $7.4 million, or $1.06 per diluted share, in the first six months of 2017. Pretax, pre-provision income was level at $11.6 million for both the first six months of 2018 and 2017. Improving political and economic conditions and improving loan portfolio quality provided for a $300,000 recovery of loan loss provisions in the first half of 2018 compared to a $700,000 charge in the first half a year ago.

“The benefits of rising short-term interest rates on yields of both our investment and loan portfolios contributed to strong second quarter and year-to-date profits. Significant movements by the Alaskan legislature and positive outcomes from the winter oil drilling season helped the Alaskan economy continue to demonstrate its resilience,” said Joe Schierhorn, Chairman, President and CEO.

As discussed in the first quarter earnings release, the Company has a large amount of investments maturing or repricing this year. NIMTE* has increased to 4.56% for the second quarter of 2018 from 4.26% for the second quarter of 2017. “Rates for new investment opportunities continue to rise and Northrim is seeing the benefit of those new investments. Going forward, we expect to continue to benefit from rising interest rates as our short-term investment portfolio continues to mature and reprice,” said Jed Ballard, Chief Financial Officer.

“Alaska’s housing market remains stable with both home values and affordability at healthy levels, while foreclosure and delinquency rates have remained lower than the national average for a decade,” noted Schierhorn. “The Northrim team continues to work with local business owners and consumers to provide a broad range of savings and lending options. While new loan originations were offset by payoffs and maturities in the second quarter, our pipeline of loans remains healthy. We continue to make investments in technology, recruit and retain business talent, and work to gain market share to generate growth in both loans and deposits in the current environment.”

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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Second Quarter 2018 Highlights:

•
Total revenue, which includes net interest income plus other operating income, was $23.3 million in the second quarter of 2018, compared to $21.7 million in the first quarter of 2018, and $24.0 million in the second quarter a year ago.

•	Community Banking provided 75% of total revenues and 88% of earnings in the second quarter of 2018.

•	Home Mortgage Lending provided 25% of total revenues and 12% of earnings in the second quarter of 2018.

•
Net interest income in the second quarter of 2018 increased 5% to $15.0 million from $14.2 million in the second quarter a year ago, mainly due to the higher yield on the loan and investment portfolios, and was also up 5% compared to $14.3 million in the preceding quarter.

•
Operating net income* increased 44% to $5.8 million from $4.1 million in the preceding quarter and grew 47% from $4.0 million in the year ago quarter. Operating net income excludes one-time or non-operating items as detailed below.

•	NIMTE* expanded to 4.56% in the second quarter of 2018, a 23 basis point improvement, compared to the preceding quarter and a 30 basis point improvement compared to the second quarter a year ago.

•
Total portfolio loans were relatively unchanged in the second quarter of 2018 at $967.7 million compared to $967.6 million in the preceding quarter and contracted from $990.4 million a year ago. Growth in commercial loans, which account for 34% of the portfolio, and construction loans, which account for 9% of the portfolio, was offset by contraction in commercial real estate loans, of which 13% of the portfolio was owner occupied and 40% was non-owner occupied.

•
Total deposits declined during the second quarter of 2018 and year-over-year with demand deposits comprising 33% of the portfolio, interest bearing transaction accounts totaling 59% of the portfolio and time deposits comprising 8% of total deposits.

•
Northrim paid a quarterly cash dividend of $0.24 per share in June 2018, up from the $0.21 per share dividend paid in June 2017. The dividend provides an annual yield of approximately 2.40% at current market share prices.

•
Book value per share increased 5% to $29.02 at the end of the second quarter of 2018 from $27.75 a year ago, while tangible book value per share* increased 5% to $26.66 at the end of the second quarter of 2018 from $25.40 a year ago.

•
At quarter end, total non-performing assets, net of government guarantees, decreased to $24.0 million, or 1.63% of assets compared to $26.1 million, or 1.71% of assets, at March 31, 2018, and from $25.8 million, or 1.73% of assets a year ago. Total adversely classified loans also declined to $33.2 million at quarter end, compared to $34.9 million at March 31, 2018, and increased from $32.4 million a year ago.

•	Following net charge-offs of $41,000 in the second quarter of 2018, the allowance for loan losses to portfolio loans grew to 2.08% at June 30, 2018, compared to 2.03% a year ago.

•
Northrim remains well-capitalized with Tier 1 Capital to Risk Adjusted Assets of 15.10%, total shareholders' equity to total assets of 13.56%, and tangible common equity to tangible assets* of 12.60% at June 30, 2018.

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
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Financial Highlights	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total assets	$1,470,440	$1,524,741	$1,518,596	$1,522,784	$1,492,603
Total portfolio loans	$967,702	$967,575	$954,953	$988,490	$990,380
Average portfolio loans	$963,724	$955,718	$980,351	$1,003,751	$969,051
Total deposits	$1,205,521	$1,260,790	$1,258,283	$1,258,317	$1,234,310
Average deposits	$1,217,903	$1,233,745	$1,254,566	$1,262,808	$1,244,583
Total shareholders' equity	$199,456	$194,973	$192,802	$194,427	$191,777
Net income attributable to Northrim BanCorp	$5,830	$4,062	$214	$5,523	$3,589
Operating net income*	$5,830	$4,062	$3,181	$3,100	$3,962
Diluted earnings per share	$0.84	$0.58	$0.03	$0.79	$0.51
Operating diluted earnings per share*	$0.84	$0.58	$0.46	$0.45	$0.57
Return on average assets	1.58%	1.10%	0.06%	1.44%	0.96%
Operating return on average assets*	1.58%	1.10%	0.83%	0.81%	1.05%
Return on average shareholders' equity	11.79%	8.43%	0.43%	11.25%	7.43%
Operating return on average shareholders' equity*	11.79%	8.43%	6.40%	6.32%	8.21%
NIM	4.50%	4.28%	4.25%	4.28%	4.20%
NIMTE*	4.56%	4.33%	4.31%	4.34%	4.26%
Efficiency ratio	71.19%	77.22%	80.92%	61.40%	76.99%
Operating efficiency ratio*	71.19%	77.22%	78.74%	71.26%	74.36%
Total shareholders' equity/total assets	13.56%	12.79%	12.70%	12.77%	12.85%
Tangible common equity/tangible assets*	12.60%	11.85%	11.75%	11.83%	11.89%
Book value per share	$29.02	$28.37	$28.06	$28.37	$27.75
Tangible book value per share*	$26.66	$26.01	$25.70	$26.00	$25.40
Dividends per share	$0.24	$0.24	$0.22	$0.22	$0.21

* References to operating net income, operating diluted earnings per share, operating return on average assets, operating return on average shareholders' equity, NIMTE, operating efficiency ratio, tangible book value per share, tangible common equity and tangible assets (all of which exclude intangible assets) represent non-GAAP financial measures. Management has presented these non-GAAP measurements in this earnings release, because it believes these measures are useful to investors. See the end of this release for reconciliations of these non-GAAP financial measures to GAAP financial measures.

“For the first half of 2018, the number and dollar amounts of unusual gains and charges have declined significantly from those booked in 2017,” said Ballard. “The second quarter of 2018 was the second consecutive period in seven quarters where there were no one-time or non-operating items on the income statement.” Those items that impacted prior quarterly comparisons are summarized in the following table for the periods presented.

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net income attributable to Northrim BanCorp	$5,830	$4,062	$214	$5,523	$3,589
Impact of one-time and other non-operating items:
Gain on sale of Northrim Benefits Group	—	—	(2)	(4,443)	—
Core conversion costs	—	—	—	179	633
Writedown minority interest in equity method investment	—	—	686	—	—
Compensation expense, net RML acquisition payments	—	—	(193)	149	—
Provision for income taxes related to above one-time items	—	—	(202)	1,692	(260)
Provision for income taxes, change in DTA valuation	—	—	2,678	—	—
Operating net income*	$5,830	$4,062	$3,181	$3,100	$3,962
Average diluted shares	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Operating diluted earnings per share*	$0.84	$0.58	$0.46	$0.45	$0.57

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
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	Year-to-date
(Dollars in thousands, except per share data)	June 30, 2018	June 30, 2017	One Year % Change
Net income attributable to Northrim BanCorp	$9,892	$7,414	33%
Impact of one-time and other non-operating items:
Core conversion costs	—	764	NM
Compensation expense, net RML acquisition payments	—	174	NM
Provision for income taxes related to above items	—	(385)	NM
Operating net income*	$9,892	$7,967	24%
Average diluted shares	6,972,744	6,996,160	—%
Operating diluted earnings per share*	$1.42	$1.14	25%

Alaska Economic Update
(Note: sources for information included in this section are included on page 13.)

Alaska has generated three consecutive quarters of Gross State Product growth, due in large part to the recent increases in the price of oil. Alaska is still losing ground on wages, but the losses are getting smaller. In the fourth quarter of 2017, wages contracted by 0.5%. In addition, the State of Alaska Department of Labor estimates that employment decreased by 0.5% in June of this year compared to June of 2017.

“The rising price of oil and news from successful exploratory wells on the North Slope by ConocoPhillips are bright spots for the Alaska economy, as expanded drilling activity is expected to bring jobs, increase tax revenues and generate opportunities for service providers throughout the state,” Schierhorn noted.

A recent article by the Alaska Journal of Commerce noted that ConocoPhillips leaders said July 16 that four more wells drilled into Willow early this year indicate the field could hold between 500 million and 1.1 billion barrels of gross resources that will cost between $4 billion and $6 billion to fully develop, with first oil potentially in the 2024-25 timeframe. It was also noted that roughly 75 percent of ConocoPhillips' prospective acreage in the area is yet to be drilled.

“We are also encouraged by recent progress on resolving Alaska’s budget shortfall,” said Schierhorn. In June, the legislature passed and the governor signed a budget plan that significantly reduces the state budget deficit. For the first time since the Alaska Permanent Fund was established in 1976, the legislature authorized the state to allocate a portion of the earnings from the $65 billion Fund to cover operating expenses for the state.

“This resolution addresses a critical deficiency in the state’s budget and provides certainty for businesses planning to invest in Alaska,” Schierhorn noted.

Northrim Bank sponsors the Alaskanomics blog to provide news, analysis, and commentary on Alaska’s economy. Join the conversation at Alaskanomics.com, or for more information on the Alaska economy, visit: www.northrim.com and click on the “Business Banking” link and then click “Learn.” Information from our website is not incorporated into, and does not form a part of this press release.

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
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Review of Income Statement

Consolidated Income Statement

In the second quarter of 2018, Northrim generated a return on average assets ("ROAA") of 1.58% and a return on average equity ("ROAE") of 11.79%, compared to 0.96% and 7.43%, respectively in the second quarter of 2017. These results were above the averages posted by the 148 banks that make up the SNL U.S. Bank Index with assets between $1 billion and $5 billion as of March 31, 20181.

Net Interest Income/Net Interest Margin

Net interest income grew 5% to $15.0 million in the second quarter of 2018 compared to $14.2 million in the second quarter of 2017 and $14.3 million in the first quarter of 2018. For the first six months of 2018, net interest income increased 4% to $29.3 million from $28.1 million in the first six months of 2017.

NIMTE* was 4.56% in the second quarter of 2018 compared to 4.33% in the preceding quarter and 4.26% from the same quarter a year ago. Higher total interest income, coupled with lower total interest expense, contributed to the increases in net interest income and NIMTE* in the second quarter of 2018 compared to the second quarter of 2017. Net interest income and NIMTE* increased in the second quarter of 2018, compared to the first quarter of 2018, reflecting the deployment of lower yielding cash and investments into more productive loans. The yield on interest earning assets improved to 4.74%, up 25 basis points in the second quarter of 2018 and 29 basis points year-over-year. The cost of funds was relatively stable in the second quarter of 2018 at 28 basis points, up 3 basis points from the preceding quarter and down 1 basis point compared to the same quarter last year. For the first six months of 2018, NIMTE* improved 20 basis points to 4.44%.

•
In August 2017, Northrim redeemed $8.0 million in junior subordinated debt held at Northrim Capital Trust 1. This liability bore interest at a floating rate of 90-day LIBOR plus 3.15%, or 4.33% at the time it was redeemed, and had a final maturity of May 15, 2033. Interest expense on this debt in 2017, through the date of redemption on August 15, 2017, averaged $84,800 per quarter. This redemption decreased Tier 1 Capital to Risk Adjusted Assets and Total Capital to Risk Adjusted Assets by 62 basis points each.

•
An interest rate swap executed in September 2017 effectively converted the floating rate of interest on the remaining $10.0 million in outstanding junior subordinated debt from 90-day LIBOR plus 1.37%, or 3.71% as of June 30, 2018, to a fixed rate of 3.72% through the junior subordinated debt's final maturity date of March 15, 2036.

“The repayment of one of our higher-cost floating rate liabilities, completed in August of 2017, is benefiting the Company as expected by reducing second quarter interest expense on borrowings by 19% year over year, and provided further benefits to the net interest margin,” said Ballard.

“As we discussed during the first quarter, NIM has benefited from our short duration investment portfolio and our variable interest rate loans, and we expect to continue to see those benefits throughout 2018," Ballard continued.

1As of March 31, 2018, the SNL US Bank Index tracked 148 banks with assets between $1 billion and $5 billion with averages for the following ratios: NIMTE* 3.63%, loan loss reserves to gross loans of 0.92%, ROAA 1.13%, and ROAE 10.40%.

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
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The components of the change in NIMTE* are detailed in the table below:

	2Q18 vs. 1Q18	2Q18 vs. 2Q17
Nonaccrual interest adjustments	0.01%	—%
Interest rates and loan fees	0.18%	0.24%
Volume and mix of interest-earning assets	0.04%	0.06%
Change in NIMTE*	0.23%	0.30%

YTD18 vs.YTD17
Nonaccrual interest adjustments	—%
Interest rates and loan fees	0.18%
Volume and mix of interest-earning assets	0.02%
Change in NIMTE*	0.20%

Provision for Loan Losses

In the second quarter and first half of 2018, Northrim recorded a recovery of loan loss provision of $300,000, reflecting improvements in qualitative metrics on its loan portfolio. In addition, non-performing loans declined to $16.3 million at June 30, 2018, from $18.6 million at March 31, 2018, and $21.5 million at June 30, 2017. The allowance for loan losses was 123% of nonperforming loans, net of government guarantees, at June 30, 2018, up from 110% at the end of the first quarter of 2018 and 93% a year ago.

Other Operating Income

In addition to home mortgage lending, Northrim has interests in other businesses that complement its core community banking activities. It provides financial services to businesses and individuals through these interests, including purchased receivables financing and wealth management. Other operating income contributed $8.3 million, or 36% of total second quarter revenues, as compared to $7.5 million, or 34% of revenues in the first quarter of 2018, and $9.8 million, or 41% of revenues in the second quarter of 2017. In the first six months of 2018, other operating income totaled $15.8 million, or 35% of revenues, compared to $18.7 million, or 40% of revenues in 2017. The primary driver of other operating income is variability in the mortgage market given the elimination of employee benefits plan income following the sale of the Company's interest in Northrim Benefits Group in August of 2017.

Other Operating Expenses

Operating expenses were $16.6 million in the second quarter 2018, compared to $16.8 million in the first quarter of 2018 and $18.5 million in the second quarter of 2017. In the second quarter of 2017, the Company incurred $633,000 related to core conversion costs, which the Company did not incur in 2018. Occupancy expense in the second quarter of 2018 declined from prior periods, reflecting a one-time technical correction for depreciation of approximately$670,000. Also impacting the first half of 2018 were enhancements to the profit sharing program and increases to the 401(k) matching program, which improves Northrim's competitive position in the market for skilled banking professionals, and align our benefits to incentivize profitable growth, without materially increasing overhead. In the first six months of 2018, operating expenses declined 5% to $33.4 million from $35.1 million, reflecting lower compensation costs for the mortgage banking operations, no core conversion costs, and lower occupancy expenses as explained above.

Income Tax Provision

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
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For the second quarter of 2018, Northrim recorded $1.2 million in state and federal income tax expense for an effective tax rate of 16.7% compared to an effective tax rate of 28% in the second quarter of 2017, reflecting the new lower federal corporate income tax rate. For the first half of 2018, Northrim recorded $2.0 million in state and federal income tax expense, for an effective tax rate of 17.0% compared to $3.3 million and 30% for the same period in 2017.

Community Banking

“Our Alaska franchise continues to provide long-term opportunities in the market,” said Schierhorn. “The new loan production office in Soldotna on the Kenai Peninsula is starting to gain traction in this market, and we continue to work to implement future branch enhancements.”

Net interest income in the Community Banking segment increased 5% to $14.6 million in the second quarter of 2018 from $14.0 million in the second quarter of 2017.

The following table provides highlights of the Community Banking segment of Northrim, and detail significant one-time and other non-operating items impacting the periods presented:

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net interest income	$14,614	$14,036	$14,381	$14,566	$13,952
(Benefit) provision for loan losses	(300)	—	—	2,500	300
Other operating income	2,836	2,518	2,685	7,635	3,412
Compensation expense, net RML acquisition payments	—	—	(193)	149	—
Other operating expense	11,748	12,367	13,113	12,252	13,284
Income before provision for income taxes	6,002	4,187	4,146	7,300	3,780
Provision for income taxes	882	659	4,754	2,452	871
Net income (loss)	5,120	3,528	(608)	4,848	2,909
Less: net income attributable to the noncontrolling interest	—	—	—	78	152
Net income (loss) attributable to Northrim BanCorp	$5,120	$3,528	($608)	$4,770	$2,757
Average diluted shares	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Diluted earnings (loss) per share	$0.74	$0.50	($0.09)	$0.69	$0.39

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net income (loss) attributable to Northrim BanCorp	$5,120	$3,528	($608)	$4,770	$2,757
Impact of one-time and other non-operating items:
Gain on sale of Northrim Benefits Group	—	—	(2)	(4,443)	—
Core conversion costs	—	—	—	179	633
Compensation expense, net RML acquisition payments	—	—	(193)	149	—
Provision for income taxes related to above items	—	—	80	1,692	(260)
Provision for income taxes, change in DTA valuation	—	—	3,411	—	—
Operating net income*	$5,120	$3,528	$2,688	$2,347	$3,130
Average diluted shares	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Operating diluted earnings per share*	$0.74	$0.50	$0.39	$0.34	$0.45

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
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	Year-to-date
(Dollars in thousands, except per share data)	June 30, 2018	June 30, 2017
Net interest income	$28,650	$27,501
(Benefit) provision for loan losses	(300)	700
Other operating income	5,354	6,814
Compensation expense, net RML acquisition payments	—	174
Other operating expense	24,115	24,853
Income before provision for income taxes	10,189	8,588
Provision for income taxes	1,541	2,293
Net income	8,648	6,295
Less: net income attributable to the noncontrolling interest	—	249
Net income attributable to Northrim BanCorp	$8,648	$6,046
Average diluted shares	6,972,744	6,996,160
Diluted earnings per share	$1.24	$0.86

	Year-to-date
(Dollars in thousands, except per share data)	June 30, 2018	June 30, 2017	One Year % Change
Net income attributable to Northrim BanCorp	$8,648	$6,046	43%
Impact of one-time and other non-operating items:
Core conversion costs	—	764	NM
Compensation expense - RML acquisition payments	—	174	NM
Provision for income taxes related to above items	—	(385)	NM
Operating net income*	$8,648	$6,599	31%
Average diluted shares	6,972,744	6,996,160	—%
Operating diluted earnings per share*	$1.24	$0.94	32%

Home Mortgage Lending

“The mortgage market continues to be a profitable segment in our business, and activity picked up in the second quarter reflecting the seasonality of this segment,” said Ballard. “Loans funded in the second quarter of 2018 were $148.2 million, of which 92% were for new home purchases. Mortgage activity fluctuates from one quarter to another based on seasonal factors, interest rates, housing supply, wage and employment conditions and other economic factors. We actively and carefully control operating expenses for this segment of our business to be as efficient and profitable as feasible.”

“Our mortgage servicing business, which was initiated in the fourth quarter of 2015 to service loans for the Alaska Housing Finance Corporation, continues to grow,” Ballard continued. “As of June 30, 2018, Northrim services 1,891 loans in its $472.2 million home mortgage servicing portfolio, which is a 42% increase from the $332.5 million serviced a year ago.” Mortgage servicing revenue contributed $1.3 million to second quarter of 2018 and $838,000 to the second quarter of 2017 revenues. Total mortgage servicing income fluctuates based on the amount of mortgage servicing rights originated during the period, and also based on changes in the fair value of mortgage servicing rights, which are driven by interest rate volatility and fluctuations in estimated prepayment speeds, which are based on published industry metrics.

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
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The following table provides highlights of the Home Mortgage Lending segment of Northrim:

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Mortgage commitments	$84,092	$64,819	$43,602	$68,601	$80,068
Mortgage loans funded for sale	$148,183	$109,069	$132,606	$162,470	$143,944
Mortgage loan refinances to total fundings	8%	18%	17%	12%	12%
Mortgage loans serviced for others	$472,190	$439,561	$406,291	$362,983	$332,485

Net realized gains on mortgage loans sold	$4,052	$3,346	$4,084	$5,218	$4,990
Change in fair value of mortgage loan commitments, net	32	316	(551)	(23)	299
Total production revenue	4,084	3,662	3,533	5,195	5,289
Mortgage servicing revenue	1,254	1,183	1,450	997	838
Change in fair value of mortgage servicing rights, net[2]	(118)	(26)	64	(296)	(48)
Total mortgage servicing revenue, net	1,136	1,157	1,514	701	790
Other mortgage banking revenue	258	125	220	323	272
Total mortgage banking income	$5,478	$4,944	$5,267	$6,219	$6,351

Net interest income	$375	$227	$303	$352	$291
Provision for loan losses	—	—	—	—	—
Mortgage banking income	5,478	4,944	5,267	6,219	6,351
Other operating expense	4,858	4,428	5,417	5,290	5,226
Income before provision for income taxes	995	743	153	1,281	1,416
Provision for income taxes	285	209	(669)	528	584
Net income attributable to Northrim BanCorp	$710	$534	$822	$753	$832

Average diluted shares	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Diluted earnings per share	$0.10	$0.08	$0.12	$0.11	$0.12
2Principally reflects changes in discount rates and prepayment speed assumptions, which are primarily affected by changes in interest rates, net of collection/realization of expected cash flows over time.

	Three Months Ended
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net income attributable to Northrim BanCorp	$710	$534	$822	$753	$832
Impact of one-time and other non-operating items:
Writedown minority interest in equity method investment	—	—	686	—	—
Provision for income taxes related to above items	—	—	(282)	—	—
Provision for income taxes, change in DTA valuation	—	—	(733)	—	—
Operating net income*	$710	$534	$493	$753	$832
Average diluted shares	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Operating diluted earnings per share*	$0.10	$0.08	$0.07	$0.11	$0.12

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
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	Year-to-date
(Dollars in thousands, except per share data)	June 30, 2018	June 30, 2017
Mortgage loans funded for sale	$257,252	$259,002
Mortgage loan refinances to total fundings	12%	18%

Net realized gains on mortgage loans sold	$7,398	$8,711
Change in fair value of mortgage loan commitments, net	348	427
Total production revenue	7,746	9,138
Mortgage servicing revenue	2,438	1,991
Change in fair value of mortgage servicing rights, net[1]	(144)	234
Total mortgage servicing revenue, net	2,294	2,225
Other mortgage banking revenue	382	438
Total mortgage banking income	$10,422	$11,801

Net interest income	$602	$575
Mortgage banking income	10,422	11,801
Other operating expense	9,286	10,045
Income before provision for income taxes	1,738	2,331
Provision for income taxes	494	963
Net income attributable to Northrim BanCorp	$1,244	$1,368

Average diluted shares	6,972,744	6,996,160
Diluted earnings per share	$0.18	$0.20
2Principally reflects changes in discount rates and prepayment speed assumptions, which are primarily affected by changes in interest rates, net of collection/realization of expected cash flows over time.

	Year-to-date
(Dollars in thousands, except per share data)	June 30, 2018	June 30, 2017
Net income attributable to Northrim BanCorp	$1,244	$1,368
Impact of one-time and other non-operating items:
Writedown minority interest in equity method investment	—	—
Provision for income taxes related to above items	—	—
Provision for income taxes, change in DTA valuation	—	—
Operating net income*	$1,244	$1,368
Average diluted shares	6,972,744	6,996,160
Operating diluted earnings per share*	$0.18	$0.20

Balance Sheet Review

Northrim’s total assets were $1.47 billion at June 30, 2018, down 4% from the preceding quarter and 1% from a year ago. “A number of factors contributed to the contraction in the balance sheet including normal seasonality in the first half of the year, timing of repayments and loan funding and asset/liability balancing,” said Schierhorn. Northrim’s loan to deposit ratio was 80.3% at June 30, 2018, compared to 76.7% at March 31, 2018, and 80.2% at June 30, 2017.

Average interest-earning assets were $1.34 billion in the second quarter, down 1.3% from the first quarter of 2018 and 1.9% from the second quarter a year ago. The average yield on interest-earning assets was 4.74% in the second quarter of 2018, up from 4.49% in the preceding quarter and 4.45% in the like quarter a year ago. For the first six months of 2018, average interest-earning assets declined slightly to $1.34 billion from $1.36 billion in the first half of 2017. Average yields were 4.61% in the first six months of 2018, compared to 4.43% in the first half of 2017.

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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Average investment securities totaled $287.0 million, a decrease of 12% in the second quarter of 2018 compared to the year ago quarter and down 9% from the first quarter of 2018. The investment portfolio generated an average net tax equivalent yield of 2.09% for the second quarter of 2018, up from 1.85% in the preceding quarter and 1.65% a year ago. The average estimated duration of the investment portfolio was 25 months, at June 30, 2018, which is expected to generate improvement in yields as securities reprice in this rising interest rate environment. For the first six months of 2018, average investment securities declined to $300.5 million with an average yield of 1.96% compared to $324.6 million and an average yield of 1.62% for the first six months of 2017.

Loans held for sale increased 32% to $54.3 million in the second quarter of 2018 compared to the preceding quarter and were flat from a year ago, primarily reflecting the seasonality of the mortgage business and the volatility of demand for home loans in the Alaska marketplace.

Portfolio loans were $967.7 million at the end of the second quarter of 2018 unchanged from the preceding quarter and down 2% from a year ago. Average portfolio loans in the second quarter of 2018 were $963.7 million virtually unchanged from both the year ago and preceding quarters. Yields on average portfolio loans in the second quarter of 2018 improved to 5.65% from 5.52% in the first quarter of 2018 and 5.51% in the second quarter of 2017. Average portfolio loans in the first half of 2018 were down 1% to $959.7 million with a yield of 5.59% compared to $969.8 million and a yield of 5.47% for the first half of 2017.

Alaskans account for substantially all of Northrim’s deposit base, which is primarily made up of low-cost transaction accounts. Balances in transaction accounts at June 30, 2018, represented 92% of total deposits. At June 30, 2018, total deposits were $1.21 billion, down from $1.26 billion at March 31, 2018, and $1.23 billion a year ago. Average interest-bearing deposits were down 1.3% to $818.6 million with an average cost of 0.22% in the second quarter of 2018, compared to $829.5 million and 0.18% in the first quarter of 2018, and down 2.1% from $836.1 million and 0.22% in the second quarter of 2017. Average interest-bearing deposits were stable in the first six months of 2018 at $824.0 million and 0.20% compared to $825.2 million and 0.22% in the first six months of 2017.

Shareholders’ equity increased 4% to $199.5 million, or $29.02 per share, at June 30, 2018, compared to $191.8 million, or $27.75 per share, a year ago. Tangible book value per share* was $26.66 at June 30, 2018, compared to $25.40 per share a year ago. Northrim continues to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank regulatory standards with Tier 1 Capital to Risk Adjusted Assets of 15.10% at June 30, 2018.

Asset Quality

Asset quality in the second quarter improved with both net nonperforming assets ("NPAs") and adversely classified loans declining. NPAs decreased to $24.0 million at June 30, 2018, compared to $26.1 million at the end of the preceding quarter, reflecting $1.9 million in payments, and declined from $25.8 million at June 30, 2017, primarily due to loan payments which exceeded NPA additions. Of the NPAs, $16.1 million or 97% are nonaccrual loans related to four commercial relationships. Two of these relationships, which totaled $8.7 million at the end of the second quarter of 2018, are businesses in the medical industry.

Net adversely classified loans were $33.2 million at the end of the second quarter of 2018 as compared to $34.9 million at the end of the first quarter of 2018 and $32.4 million one year ago. Net loan charge-offs in the second quarter of 2018 were $41,000 compared to $1.0 million in the preceding quarter and $132,000 in the year ago quarter. Adversely classified loans are loans that Northrim has classified as substandard, doubtful, and loss, net of government guarantees. As of June 30, 2018, $27.9 million, or 84% of net adversely classified loans are attributable to seven relationships with three loans to commercial businesses, two loans to medical businesses, and two loans to oilfield services commercial businesses.

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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The following table details loan charge-offs, by industry:

(Dollars in thousands)	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Charge-offs:
Transportation and warehousing	$—	$—	$24	$339	$—
Other services	78	—	5	48	—
Retail trade	—	—	—	—	202
News media	—	—	—	731	—
Health care and social assistance	—	965	—	—	—
Consumer	22	139	26	85	5
Total charge-offs	$100	$1,104	$55	$1,203	$207

Performing restructured loans that were not included in nonaccrual loans at the end of the second quarter of 2018 were $9.1 million, down slightly from $9.2 million in the preceding quarter and up from $5.7 million a year ago. The increase in the second quarter of 2018 compared to the year ago quarter is primarily due to the addition of two commercial relationships. Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, term extensions, or payment alterations are categorized as restructured loans. The Company presents restructured loans that are performing separately from those that are classified as nonaccrual to provide more information on this category of loans and to differentiate between accruing performing and nonperforming restructured loans.

Northrim estimates that $60.6 million, or approximately 6% of portfolio loans as of June 30, 2018, had direct exposure to the oil and gas industry in Alaska, and $6.1 million of these loans are adversely classified. As of June 30, 2018, Northrim has an additional $38.1 million in unfunded commitments to companies with direct exposure to the oil and gas industry in Alaska, and none of these unfunded commitments are considered to be adversely classified loans. “We continue to have no loans to oil producers or exploration companies,” added Ballard. “We define direct exposure to the oil and gas sector as loans to borrowers that provide oilfield services and other companies that we have identified as significantly reliant upon activity in Alaska related to the oil and gas industry, such as lodging, equipment rental, transportation and other logistics services specific to this industry.”

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 14 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 90% of Alaska’s population; and an asset based lending division in Washington; and a wholly-owned mortgage brokerage company, Residential Mortgage Holding Company, LLC. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Pacific Wealth Advisors, LLC is an affiliated company of Northrim BanCorp.

www.northrim.com

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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Forward-Looking Statement
This release may contain “forward-looking statements” as that term is defined for purposes of Section 21E of the Securities Exchange Act of 1934. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements.  These risks and uncertainties include: our ability to maintain strong asset quality and to maintain or expand our market share or net interest margins; and our ability to execute our business plan.  Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to our cost of funds and return on assets.  In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates.  Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and from time to time are disclosed in our other filings with the Securities and Exchange Commission.  However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and Northrim does not undertake any obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

References:

http://www.conocophillips.com/news-media/story/conocophillips-announces-successful-results-of-2018-winter-exploration-and-appraisal-program-in-alaska/
http://www.conocophillips.com/news-media/
http://www.alaskanomics.com/housing/
http://labor.alaska.gov/trends/jul18.pdf
http://www.alaskajournal.com/2018-07-18/conocophillips-raises-reserve-totals-slope-discoveries#.W1XbJnkm7cs

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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Income Statement
(Dollars in thousands, except per share data)	Three Months Ended
(Unaudited)	June 30,	March 31,	Three Month	June 30,	Year-Over-Year
	2018	2018	% Change	2017	% Change
Interest Income:
Interest and fees on loans	$14,036	$13,263	6%	$13,601	3%
Interest on portfolio investments	1,400	1,348	4%	1,227	14%
Interest on deposits in banks	159	184	-14%	64	148%
Total interest income	15,595	14,795	5%	14,892	5%
Interest Expense:
Interest expense on deposits	446	372	20%	451	-1%
Interest expense on borrowings	160	160	—%	197	-19%
Total interest expense	606	532	14%	648	-6%
Net interest income	14,989	14,263	5%	14,244	5%

(Benefit) provision for loan losses	(300)	—	-100%	300	-200%
Net interest income after provision for loan losses	15,289	14,263	7%	13,944	10%

Other Operating Income:
Mortgage banking income	5,478	4,944	11%	6,351	-14%
Purchased receivable income	867	840	3%	776	12%
Bankcard fees	707	625	13%	658	7%
Service charges on deposit accounts	376	354	6%	409	-8%
Employee benefit plan income	—	—	—%	961	-100%
Other income	886	699	27%	607	46%
Total other operating income	8,314	7,462	11%	9,762	-15%

Other Operating Expense:
Salaries and other personnel expense	11,362	10,585	7%	11,793	-4%
Data processing expense	1,323	1,548	-15%	1,453	-9%
Occupancy expense	1,020	1,700	-40%	1,664	-39%
Professional and outside services	554	499	11%	612	-9%
Marketing expense	462	632	-27%	891	-48%
Insurance expense	178	296	-40%	194	-8%
Intangible asset amortization expense	17	18	-6%	27	-37%
OREO expense, net rental income and gains on sale	11	103	-89%	83	-87%
Other operating expense	1,679	1,414	19%	1,793	-6%
Total other operating expense	16,606	16,795	-1%	18,510	-10%

Income before provision for income taxes	6,997	4,930	42%	5,196	35%
Provision for income taxes	1,167	868	34%	1,455	-20%
Net income	5,830	4,062	44%	3,741	56%
Less: Net income attributable to the noncontrolling interest	—	—	—%	152	-100%
Net income attributable to Northrim BanCorp	$5,830	$4,062	44%	$3,589	62%

Basic EPS	$0.85	$0.59	44%	$0.52	63%
Diluted EPS	$0.84	$0.58	45%	$0.51	65%
Average basic shares	6,872,371	6,871,963	0%	6,910,679	-1%
Average diluted shares	6,976,985	6,968,082	0%	6,997,727	0%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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Income Statement
(Dollars in thousands, except per share data)	Six months ended June 30,
(Unaudited)			Year-Over-Year
	2018	2017	% Change
Interest Income:
Interest and fees on loans	$27,299	$26,839	2%
Interest on portfolio investments	2,748	2,406	14%
Interest on deposits in banks	343	112	206%
Total interest income	30,390	29,357	4%
Interest Expense:
Interest expense on deposits	818	896	-9%
Interest expense on borrowings	320	384	-17%
Total interest expense	1,138	1,280	-11%
Net interest income	29,252	28,077	4%

(Benefit) provision for loan losses	(300)	700	-143%
Net interest income after provision for loan losses	29,552	27,377	8%

Other Operating Income:
Mortgage banking income	10,422	11,801	-12%
Purchased receivable income	1,707	1,465	17%
Bankcard fees	1,332	1,239	8%
Service charges on deposit accounts	730	848	-14%
Gain (loss) on sale of securities	—	14	-100%
Employee benefit plan income	—	1,897	-100%
Other income	1,585	1,403	13%
Total other operating income	15,776	18,667	-15%

Other Operating Expense:
Salaries and other personnel expense	21,947	22,635	-3%
Data processing expense	2,871	2,700	6%
Occupancy expense	2,720	3,285	-17%
Marketing expense	1,094	1,401	-22%
Professional and outside services	1,053	1,234	-15%
Insurance expense	474	447	6%
OREO expense, net rental income and gains on sale	114	260	-56%
Intangible asset amortization expense	35	53	-34%
Compensation expense - RML acquisition payments	—	174	-100%
Other operating expense	3,093	2,936	5%
Total other operating expense	33,401	35,125	-5%

Income before provision for income taxes	11,927	10,919	9%
Provision for income taxes	2,035	3,256	-38%
Net income	9,892	7,663	29%
Less: Net income attributable to the noncontrolling interest	—	249	-100%
Net income attributable to Northrim BanCorp	$9,892	$7,414	33%

Basic EPS	$1.44	$1.07	35%
Diluted EPS	$1.42	$1.06	34%
Average basic shares	6,872,167	6,910,230	-1%
Average diluted shares	6,972,744	6,996,160	0%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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Balance Sheet
(Dollars in thousands)
(Unaudited)	June 30,	March 31,	Three Month	June 30,	One Year
	2018	2018	% Change	2017	% Change

Assets:
Cash and due from banks	$26,355	$15,170	74%	$25,187	5%
Interest bearing deposits in other banks	9,775	68,792	-86%	606	1,513%
Investment securities available for sale	264,124	297,573	-11%	291,579	-9%
Investment securities held to maturity	—	—	—%	898	-100%
Marketable securities	6,006	5,527	9%	5,643	6%
Investment in Federal Home Loan Bank stock	2,104	2,105	0%	1,993	6%

Loans held for sale	54,306	41,216	32%	54,090	0%

Portfolio loans	967,702	967,575	0%	990,380	-2%
Allowance for loan losses	(20,108)	(20,449)	-2%	(20,061)	0%
Net portfolio loans	947,594	947,126	0%	970,319	-2%
Purchased receivables, net	20,323	19,412	5%	19,835	2%
Mortgage servicing rights	8,733	8,039	9%	5,828	50%
Other real estate owned, net	8,959	8,815	2%	4,315	108%
Premises and equipment, net	38,113	37,331	2%	39,997	-5%
Goodwill and intangible assets	16,189	16,207	0%	16,271	-1%
Other assets	67,859	57,428	18%	56,042	21%
Total assets	$1,470,440	$1,524,741	-4%	$1,492,603	-1%

Liabilities:
Demand deposits	$401,925	$433,046	-7%	$395,310	2%
Interest-bearing demand	246,628	244,601	1%	231,073	7%
Savings deposits	237,978	246,981	-4%	249,275	-5%
Money market deposits	223,189	239,242	-7%	231,780	-4%
Time deposits	95,801	96,920	-1%	126,872	-24%
Total deposits	1,205,521	1,260,790	-4%	1,234,310	-2%
Securities sold under repurchase agreements	27,695	31,018	-11%	24,392	14%
Other borrowings	7,312	7,338	0%	4,314	69%
Junior subordinated debentures	10,310	10,310	—%	18,558	-44%
Other liabilities	20,146	20,312	-1%	19,252	5%
Total liabilities	1,270,984	1,329,768	-4%	1,300,826	-2%

Shareholders' Equity:
Northrim BanCorp shareholders' equity	199,456	194,973	2%	191,644	4%
Noncontrolling interest	—	—	—%	133	-100%
Total shareholders' equity	199,456	194,973	2%	191,777	4%
Total liabilities and shareholders' equity	$1,470,440	$1,524,741	-4%	$1,492,603	-1%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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Additional Financial Information
(Dollars in thousands)
(Unaudited)

Composition of Portfolio Investments
	June 30, 2018		March 31, 2018		June 30, 2017
	Balance	% of total	Balance	% of total	Balance	% of total
U.S. Treasury securities	$39,534	14.6%	$49,603	16.4%	$30,039	10.1%
U.S. Agency securities	169,158	62.7%	193,715	63.9%	206,042	69.1%
U.S. Agency mortgage-backed securities	—	0.0%	—	0.0%	1	—%
Corporate securities	43,496	16.1%	39,996	13.2%	40,698	13.7%
Collateralized loan obligations	6,007	2.2%	6,010	2.0%	3,000	1.0%
Alaska municipality, utility, or state bonds	7,348	2.7%	9,160	3.0%	13,553	4.5%
Other municipality, utility, or state bonds	4,587	1.7%	4,616	1.5%	4,787	1.6%
Total portfolio investments	$270,130		$303,100		$298,120

Composition of Portfolio Loans
	June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Commercial loans	$327,733	34%	$316,081	33%	$313,514	33%	$315,226	32%	$309,177	31%
CRE owner occupied loans	127,384	13%	132,589	14%	132,041	14%	134,994	14%	139,414	14%
CRE nonowner occupied loans	385,648	40%	395,915	41%	359,725	38%	386,137	38%	401,493	40%
Construction loans	89,433	9%	85,257	9%	111,294	12%	111,427	11%	98,713	10%
Consumer loans	41,711	4%	41,841	3%	42,535	3%	44,681	5%	45,727	5%
Subtotal	971,909		971,683		959,109		992,465		994,524
Unearned loan fees, net	(4,207)		(4,108)		(4,156)		(3,975)		(4,144)
Total portfolio loans	$967,702		$967,575		$954,953		$988,490		$990,380

Composition of Deposits
	June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total	Balance	% of total
Demand deposits	$401,925	33%	$433,046	34%	$414,686	33%	$426,946	34%	$395,310	32%
Interest-bearing demand	246,628	20%	244,601	19%	252,009	20%	240,274	19%	231,073	19%
Savings deposits	237,978	20%	246,981	20%	247,458	20%	251,266	20%	249,275	20%
Money market deposits	223,189	19%	239,242	19%	243,603	19%	233,768	19%	231,780	19%
Time deposits	95,801	8%	96,920	8%	100,527	8%	106,063	8%	126,872	10%
Total deposits	$1,205,521		$1,260,790		$1,258,283		$1,258,317		$1,234,310

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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Additional Financial Information
(Dollars in thousands)
(Unaudited)

Asset Quality
	June 30,	March 31,	June 30,
	2018	2018	2017
Nonaccrual loans	$16,635	$18,895	$22,899
Loans 90 days past due and accruing	—	84	468
Total nonperforming loans	16,635	18,979	23,367
Nonperforming loans guaranteed by government	(327)	(412)	(1,849)
Net nonperforming loans	16,308	18,567	21,518
Other real estate owned	8,959	8,815	4,315
Other real estate owned guaranteed by government	(1,280)	(1,280)	—
Net nonperforming assets	$23,987	$26,102	$25,833
Nonperforming loans / portfolio loans, net of government guarantees	1.69%	1.92%	2.17%
Nonperforming assets / total assets, net of government guarantees	1.63%	1.71%	1.73%

Performing restructured loans	$9,096	$9,162	$5,678
Nonperforming loans plus performing restructured loans, net of government
guarantees	$25,404	$27,729	$27,196
Nonperforming loans plus performing restructured loans / portfolio loans, net of
government guarantees	2.63%	2.87%	2.75%
Nonperforming assets plus performing restructured loans / total assets, net of
government guarantees	2.25%	2.31%	2.11%

Adversely classified loans, net of government guarantees	$33,178	$34,934	$32,440
Loans 30-89 days past due and accruing, net of government guarantees /
portfolio loans	0.18%	0.92%	0.14%

Allowance for loan losses / portfolio loans	2.08%	2.11%	2.03%
Allowance for loan losses / nonperforming loans, net of government guarantees	123%	110%	93%

Gross loan charge-offs for the quarter	$100	$1,104	$207
Gross loan recoveries for the quarter	($59)	($92)	($75)
Net loan charge-offs for the quarter	$41	$1,012	$132
Net loan charge-offs year-to-date	$1,053	$1,012	$336
Net loan charge-offs for the quarter / average loans, for the quarter	0.00%	0.11%	0.01%
Net loan charge-offs year-to-date / average loans,
year-to-date annualized	0.22%	0.42%	0.07%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
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Additional Financial Information
(Dollars in thousands)
(Unaudited)

Nonperforming Assets Rollforward
	Balance at	Additions	Payments	Writedowns	Transfers to	Transfers to	Sales	Balance at
	March 31, 2018	this quarter	this quarter	/Charge-offs this quarter	OREO	Performing Status this quarter	this quarter	June 30, 2018
Commercial loans	$17,268	$—	($1,890)	($77)	$—	($67)	$—	$15,234
Commercial real estate	1,331	—	—	—	—	—	—	1,331
Construction loans	—	—	—	—	—	—	—	—
Consumer loans	380	80	(85)	(22)	(283)	—	—	70
Non-performing loans guaranteed by government	(412)	—	85	—	—	—	—	(327)
Total non-performing loans	18,567	80	(1,890)	(99)	(283)	(67)	—	16,308
Other real estate owned	8,815	300	—	—	—	—	(156)	8,959
Other real estate owned guaranteed
by government	(1,280)	—	—	—	—	—	—	(1,280)
Total non-performing assets,
net of government guarantees	$26,102	$380	($1,890)	($99)	($283)	($67)	($156)	$23,987

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
20 of 29

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Three Months Ended
	June 30, 2018		March 31, 2018		June 30, 2017
		Average		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$35,846	1.75%	$48,177	1.53%	$25,489	1.00%
Portfolio investments	287,003	2.09%	314,099	1.85%	325,515	1.65%
Loans held for sale	48,608	4.32%	34,503	3.73%	40,906	3.88%
Portfolio loans	963,724	5.65%	955,718	5.52%	969,051	5.51%
Total interest-earning assets	1,335,181	4.74%	1,352,497	4.49%	1,360,961	4.45%
Nonearning assets	145,520		141,588		145,859
Total assets	$1,480,701		$1,494,085		$1,506,820

Liabilities and Shareholders' Equity
Interest-bearing deposits	$818,592	0.22%	$829,545	0.18%	$836,117	0.22%
Borrowings	44,897	1.40%	46,263	1.38%	51,976	1.49%
Total interest-bearing liabilities	863,489	0.28%	875,808	0.25%	888,093	0.29%

Noninterest-bearing demand deposits	399,311		404,200		408,466
Other liabilities	19,626		18,581		16,605
Shareholders' equity	198,275		195,496		193,656
Total liabilities and shareholders' equity	$1,480,701		$1,494,085		$1,506,820
Net spread		4.46%		4.24%		4.16%
NIM		4.50%		4.28%		4.20%
NIMTE*		4.56%		4.33%		4.26%
Average portfolio loans to average
interest-earning assets	72.18%		70.66%		71.20%
Average portfolio loans to average total deposits	79.13%		77.46%		77.86%
Average non-interest deposits to average
total deposits	32.79%		32.76%		32.82%
Average interest-earning assets to average
interest-bearing liabilities	154.63%		154.43%		153.25%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
21 of 29

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Average Balances, Yields, and Rates
	Year-to-date
	June 30, 2018		June 30, 2017
		Average		Average
	Average	Tax Equivalent	Average	Tax Equivalent
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest bearing deposits in other banks	$41,977	1.63%	$24,495	0.91%
Portfolio investments	300,476	1.96%	324,639	1.62%
Loans held for sale	41,594	4.07%	37,688	3.91%
Portfolio loans	959,743	5.59%	969,768	5.47%
Total interest-earning assets	1,343,790	4.61%	1,356,590	4.43%
Nonearning assets	143,565		142,650
Total assets	$1,487,355		$1,499,240

Liabilities and Shareholders' Equity
Interest-bearing deposits	$824,038	0.20%	$825,235	0.22%
Borrowings	45,577	1.39%	52,275	1.45%
Total interest-bearing liabilities	869,615	0.26%	877,510	0.29%

Noninterest-bearing demand deposits	401,742		412,568
Other liabilities	19,105		18,835
Shareholders' equity	196,893		190,327
Total liabilities and shareholders' equity	$1,487,355		$1,499,240
Net spread		4.35%		4.14%
NIM		4.39%		4.17%
NIMTE*		4.44%		4.24%
Average portfolio loans to average interest-earning assets	71.42%		71.49%
Average portfolio loans to average total deposits	78.30%		78.35%
Average non-interest deposits to average total deposits	32.77%		33.33%
Average interest-earning assets to average interest-bearing liabilities	154.53%		154.60%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
22 of 29

Additional Financial Information
(Dollars in thousands)
(Unaudited)

Capital Data (At quarter end)
	June 30, 2018	March 31, 2018	June 30, 2017
Book value per share	$29.02	$28.37	$27.75
Tangible book value per share*	$26.66	$26.01	$25.40
Total shareholders' equity/total assets	13.56%	12.79%	12.85%
Tangible Common Equity/Tangible Assets*	12.60%	11.85%	11.89%
Tier 1 Capital / Risk Adjusted Assets	15.10%	14.88%	14.98%
Total Capital / Risk Adjusted Assets	16.35%	16.14%	16.23%
Tier 1 Capital / Average Assets	13.23%	12.82%	12.97%
Shares outstanding	6,872,959	6,871,963	6,910,679
Unrealized loss on AFS debt securities, net of income taxes	($1,506)	($1,530)	$28
Unrealized gain on derivatives and hedging activities	$805	$651	$—

Profitability Ratios
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
For the quarter:
NIM	4.50%	4.28%	4.25%	4.28%	4.20%
NIMTE*	4.56%	4.33%	4.31%	4.34%	4.26%
Efficiency ratio	71.19%	77.22%	80.92%	61.40%	76.99%
Return on average assets	1.58%	1.10%	0.06%	1.44%	0.96%
Return on average equity	11.79%	8.43%	0.43%	11.25%	7.43%

	June 30, 2018	June 30, 2017
Year-to-date:
NIM	4.39%	4.17%
NIMTE*	4.44%	4.24%
Efficiency ratio	74.10%	75.03%
Return on average assets	1.34%	1.00%
Return on average equity	10.13%	7.86%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
23 of 29

*Non-GAAP Financial Measures
(Dollars and shares in thousands, except per share data)
(Unaudited)

NIMTE

NIMTE is a non-GAAP performance measurement in which interest income on non-taxable investments and loans is presented on a tax equivalent basis using a combined federal and state statutory rate of 28.43% in 2018 and 41.11% in 2017. The most comparable GAAP measure is net interest margin and the following table sets forth the reconciliation of NIMTE to net interest margin.

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net interest income	$14,989	$14,263	$14,684	$14,917	$14,244
Divided by average interest-bearing assets	1,335,181	1,352,497	1,372,033	1,383,252	1,360,961
Net interest margin ("NIM")[3]	4.50%	4.28%	4.25%	4.28%	4.20%

Net interest income	$14,989	$14,263	$14,684	$14,917	$14,244
Plus: reduction in tax expense related to
tax-exempt interest income	175	173	204	220	224
	$15,164	$14,436	$14,888	$15,137	$14,468
Divided by average interest-bearing assets	1,335,181	1,352,497	1,372,033	1,383,252	1,360,961
NIMTE[3]	4.56%	4.33%	4.31%	4.34%	4.26%

	Year-to-date
	June 30, 2018	June 30, 2017
Net interest income	$29,252	$28,077
Divided by average interest-bearing assets	1,343,790	1,356,590
Net interest margin ("NIM")[4]	4.39%	4.17%

Net interest income	$29,252	$28,077
Plus: reduction in tax expense related to
tax-exempt interest income	348	442
	$29,600	$28,519
Divided by average interest-bearing assets	1,343,790	1,356,590
NIMTE[4]	4.44%	4.24%

3Calculated using actual days in the quarter divided by 365 for quarters ended in 2018 and 2017.

4Calculated using actual days in the year divided by 365 for year-to-date periods in 2018 and 2017.

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
24 of 29

(Dollars and shares in thousands, except per share data)
(Unaudited)

Tangible Book Value

Tangible book value is a non-GAAP measure defined as shareholders' equity, less intangible assets, divided by shares outstanding. The following table sets forth the reconciliation of tangible book value per share and book value per share.

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Total shareholders' equity	$199,456	$194,973	$192,802	$194,427	$191,777
Divided by shares outstanding	6,873	6,872	6,872	6,852	6,911
Book value per share	$29.02	$28.37	$28.06	$28.37	$27.75

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Total shareholders' equity	$199,456	$194,973	$192,802	$194,427	$191,777
Less: goodwill and intangible assets	16,189	16,207	16,224	16,245	16,271
	$183,267	$178,766	$176,578	$178,182	$175,506
Divided by shares outstanding	6,873	6,872	6,872	6,852	6,911
Tangible book value per share	$26.66	$26.01	$25.70	$26.00	$25.40

Tangible Common Equity to Tangible Assets

Tangible common equity to tangible assets is a non-GAAP ratio that represents total equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. This ratio has received more attention over the past several years from stock analysts and regulators. The most comparable GAAP measure of shareholders' equity to total assets is calculated by dividing total shareholders' equity by total assets.

Northrim BanCorp, Inc.	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Total shareholders' equity	$199,456	$194,973	$192,802	$194,427	$191,777
Total assets	1,470,440	1,524,741	1,518,596	1,522,784	1,492,603
Total shareholders' equity to total assets	13.56%	12.79%	12.70%	12.77%	12.85%

Northrim BanCorp, Inc.	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total shareholders' equity	$199,456	$194,973	$192,802	$194,427	$191,777
Less: goodwill and other intangible assets, net	16,189	16,207	16,224	16,245	16,271
Tangible common shareholders' equity	$183,267	$178,766	$176,578	$178,182	$175,506

Total assets	$1,470,440	$1,524,741	$1,518,596	$1,522,784	$1,492,603
Less: goodwill and other intangible assets, net	16,189	16,207	16,224	16,245	16,271
Tangible assets	$1,454,251	$1,508,534	$1,502,372	$1,506,539	$1,476,332
Tangible common equity ratio	12.60%	11.85%	11.75%	11.83%	11.89%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
25 of 29

(Dollars and shares in thousands, except per share data)
(Unaudited)

Operating diluted earnings per share

Operating diluted earnings per share is a non-GAAP ratio that represents operating net income divided by average diluted shares. The most comparable GAAP measure is diluted earnings per share. The following table provides a reconciliation of operating diluted earnings per share with diluted earnings per share (See page 3 of this earnings release for a reconciliation between net income and operating net income):

Northrim BanCorp, Inc.	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net income	$5,830	$4,062	$214	$5,523	$3,589
Divided by weighted-average diluted shares outstanding	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Diluted earnings per share	$0.84	$0.58	$0.03	$0.79	$0.51

Northrim BanCorp, Inc.	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Operating net income	$5,830	$4,062	$3,181	$3,100	$3,962
Divided by weighted-average diluted shares outstanding	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Operating diluted earnings per share	$0.84	$0.58	$0.46	$0.45	$0.57

Northrim BanCorp, Inc.	Year-to-date
	June 30, 2018	June 30, 2017
Net income	$9,892	$7,414
Divided by weighted-average diluted shares outstanding	6,972,744	6,996,160
Diluted earnings per share	$1.42	$1.06

Northrim BanCorp, Inc.	Year-to-date
	June 30, 2018	June 30, 2017
Operating net income	$9,892	$7,967
Divided by weighted-average diluted shares outstanding	6,972,744	6,996,160
Operating diluted earnings per share	$1.42	$1.14

Community Banking	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net income	$5,120	$3,528	($608)	$4,770	$2,757
Divided by weighted-average diluted shares outstanding	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Diluted earnings per share	$0.74	$0.50	-$0.09	$0.69	$0.39

Community Banking	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Operating net income	$5,120	$3,528	$2,688	$2,347	$3,130
Divided by weighted-average diluted shares outstanding	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Operating diluted earnings per share	$0.74	$0.50	$0.39	$0.34	$0.45

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
26 of 29

(Dollars and shares in thousands, except per share data)
(Unaudited)

Community Banking	Year-to-date
	June 30, 2018	June 30, 2017
Net income	$8,648	$6,046
Divided by weighted-average diluted shares outstanding	6,972,744	6,996,160
Diluted earnings per share	$1.24	$0.86

Community Banking	Year-to-date
	June 30, 2018	June 30, 2017
Operating net income	$8,648	$6,599
Divided by weighted-average diluted shares outstanding	6,972,744	6,996,160
Operating diluted earnings per share	$1.24	$0.94

Home Mortgage Lending	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net income	$710	$534	$822	$753	$832
Divided by weighted-average diluted shares outstanding	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Diluted earnings per share	$0.10	$0.08	$0.12	$0.11	$0.12

Home Mortgage Lending	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Operating net income	$710	$534	$493	$753	$832
Divided by weighted-average diluted shares outstanding	6,976,985	6,968,082	6,963,125	6,959,035	6,997,727
Operating diluted earnings per share	$0.10	$0.08	$0.07	$0.11	$0.12

Home Mortgage Lending	Year-to-date
	June 30, 2018	June 30, 2017
Net income	$1,244	$1,368
Divided by weighted-average diluted shares outstanding	6,972,744	6,996,160
Diluted earnings per share	$0.18	$0.20

Home Mortgage Lending	Year-to-date
	June 30, 2018	June 30, 2017
Operating net income	$1,244	$1,368
Divided by weighted-average diluted shares outstanding	6,972,744	6,996,160
Operating diluted earnings per share	$0.18	$0.20

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
27 of 29

(Dollars and shares in thousands, except per share data)
(Unaudited)

Operating efficiency ratio

The operating efficiency ratio is a non-GAAP ratio that is calculated by dividing operating other operating expense (which exclude certain non-operating expense items), exclusive of intangible asset amortization, by the sum of net interest income and operating other operating income (which exclude certain non-operating income items). The following tables set forth the calculation of the operating efficiency ratio:

Northrim BanCorp, Inc.	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total other operating expense	$16,606	$16,795	$18,337	$17,691	$18,510
Less: intangible asset amortization	17	18	21	26	27
	$16,589	$16,777	$18,316	$17,665	$18,483
Other operating income	$8,314	$7,462	$7,952	$13,855	$9,762
Plus: net interest income	14,989	14,263	14,684	14,917	14,244
	$23,303	$21,725	$22,636	$28,772	$24,006
Efficiency ratio	71.19%	77.22%	80.92%	61.40%	76.99%

Northrim BanCorp, Inc.	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Total other operating expense	$16,606	$16,795	$18,337	$17,691	$18,510
Less: core conversion costs	—	—	—	179	633
Less: writedown minority interest in equity method investment	—	—	686	—	—
Less: compensation expense, net RML acquisition payments	—	—	(193)	149	—
Operating other operating expense	$16,606	$16,795	$17,844	$17,363	$17,877
Less: intangible asset amortization	17	18	21	26	27
	$16,589	$16,777	$17,823	$17,337	$17,850
Other operating income	$8,314	$7,462	$7,952	$13,855	$9,762
Less: gain on sale of Northrim Benefits Group	—	—	2	4,443	—
Operating other operating income	$8,314	$7,462	$7,950	$9,412	$9,762
Plus: net interest income	14,989	14,263	14,684	14,917	14,244
	$23,303	$21,725	$22,634	$24,329	$24,006
Operating efficiency ratio	71.19%	77.22%	78.74%	71.26%	74.36%

Operating return on average assets ratio

The operating return on average assets ratio is a non-GAAP ratio that is calculated by dividing operating net income (which exclude certain non-operating income and expense items) by average assets. The following tables set forth the calculation of the operating return on average assets ratio:

Northrim BanCorp, Inc.	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net income	$5,830	$4,062	$214	$5,523	$3,589
Divided by average assets	1,480,701	1,494,085	1,519,865	1,525,478	1,506,820
Return on average assets ratio	1.58%	1.10%	0.06%	1.44%	0.96%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
28 of 29

(Dollars and shares in thousands, except per share data)
(Unaudited)

Northrim BanCorp, Inc.	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Operating net income	$5,830	$4,062	$3,181	$3,100	$3,962
Divided by average assets	1,480,701	1,494,085	1,519,865	1,525,478	1,506,820
Operating return on average assets ratio	1.58%	1.10%	0.83%	0.81%	1.05%

Northrim BanCorp, Inc.	Year-to-date
	June 30, 2018	June 30, 2017
Net income	$9,892	$7,414
Divided by average assets	1,487,355	1,499,240
Return on average assets ratio	1.34%	1.00%

Northrim BanCorp, Inc.	Year-to-date
	June 30, 2018	June 30, 2017
Operating net income	$9,892	$7,967
Divided by average assets	1,487,355	1,499,240
Operating return on average assets ratio	1.34%	1.07%

Operating return on average shareholders' equity ratio

The operating return on average shareholders' equity ratio is a non-GAAP ratio that is calculated by dividing operating net income (which exclude certain non-operating income and expense items) by average shareholders' equity. The following tables set forth the calculation of the operating return on average equity ratio:

Northrim BanCorp, Inc.	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net income	$5,830	$4,062	$214	$5,523	$3,589
Divided by average shareholders' equity	198,275	195,496	197,066	194,703	193,656
Return on average shareholders' equity ratio	11.79%	8.43%	0.43%	11.25%	7.43%

Northrim BanCorp, Inc.	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Operating net income	$5,830	$4,062	$3,181	$3,100	$3,962
Divided by average shareholders' equity	198,275	195,496	197,066	194,703	193,656
Operating return on average shareholders' equity ratio	11.79%	8.43%	6.40%	6.32%	8.21%

Northrim BanCorp, Inc.	Year-to-date
	June 30, 2018	June 30, 2017
Net income	$9,892	$7,414
Divided by average shareholders' equity	196,893	190,327
Return on average equity ratio	10.13%	7.86%

Northrim BanCorp Second Quarter 2018 Net Income Increases 62% to $5.8 Million, or $0.84 per Diluted Share
July 30, 2018
29 of 29

(Dollars and shares in thousands, except per share data)
(Unaudited)

Northrim BanCorp, Inc.	Year-to-date
	June 30, 2018	June 30, 2017
Operating net income	$9,892	$7,967
Divided by average shareholders' equity	196,893	190,327
Operating return on average equity ratio	10.13%	8.44%

-0-
Note Transmitted on GlobeNewswire on July 30, 2018, at 12:15 pm Alaska Standard Time.